UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2016

GREAT SOUTHERN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File Number	I.R.S. Employer Identification No.)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (417) 887-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          Great Southern Bancorp, Inc. (the "Company"), the holding company of Great Southern Bank (the "Bank"), announced that Senior Vice President and Chief Lending Officer Steven G. Mitchem has stated his intention to retire in 2017 with a specific date to be determined.

          Mr. Mitchem, age 64, announced his intention to retire well in advance to assure an orderly leadership transition over the next year.  A succession plan is in place, which includes a lending division structural reorganization to reflect the Company's size and scope.

          Mr. Mitchem joined Great Southern in 1990 and has served as Chief Lending Officer of the Bank since 1998.  He has been an integral part of the Bank's growth and success for the last 26 years.   During his career, the Bank's loan portfolio has grown from approximately $360 million primarily in the southwest Missouri region at the end of 1990 to approximately $3.3 billion in eight states at the end of 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date: February 1, 2016	By: /s/ Joseph W. Turner
Joseph W. Turner
President and Chief Executive Officer